UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2005
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)                  (Zip Code)
(973) 882-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.
     On February 24, 2006, Covanta Holding Corporation (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s 2006 Annual Meeting of Stockholders shall be held on May 31, 2006, and that the Board of Directors have set April 18, 2006, as the record date for holders of the Company’s common stock authorized to vote at such meeting. The deadline for submission of any stockholder proposal sought to be included in the Company’s proxy materials or to be presented at its 2006 Annual Meeting of Stockholders is March 17, 2006.
     Any stockholder proposal submitted must relate to matters appropriate for stockholder action and be consistent with the rules and regulations of the Securities and Exchange Commission (including Rule 14a-8 of the Securities Exchange Act of 1934) relating to stockholders’ proposals in order to be considered for inclusion in the Company’s proxy materials for that meeting.
     The Press Release also announced the completion of the previously announced rights offering to certain former holders of 9.25% debentures issued by Covanta Energy Corporation, pursuant to which the Company sold an aggregate of 5,696,911 shares of common stock. 2,998,679 shares of common stock were purchased at a purchase price of $1.53 per share and 2,698,232 shares were purchased at a price of $6.00 per share, resulting in gross proceeds to the Company of approximately $20.8 million.
     A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.
Item 9.01.      Financial Statements and Exhibits.
(a)      Financial Statements of Business Acquired – Not Applicable
(b)      Pro Forma Financial Information – Not Applicable
(c)      Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated February 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2006 COVANTA HOLDING CORPORATION (Registrant)

By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson,
	Title:	Senior Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated February 24, 2006